      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1997

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ______________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________

                            LINDAL CEDAR HOMES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                      91-0508250
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                             4300 SOUTH 104TH PLACE
                           SEATTLE, WASHINGTON 98178
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES (ZIP CODE))

                            LINDAL CEDAR HOMES, INC.
                             1997 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                           __________________________

                                ROBERT W. LINDAL
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            LINDAL CEDAR HOMES, INC.
                             4300 SOUTH 104TH PLACE
                           SEATTLE, WASHINGTON  98178
                                 (206) 725-0900
 (NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             ______________________

                                    COPY TO:

                                 J. SUE MORGAN
                                  PERKINS COIE
                         1201 THIRD AVENUE, 40TH FLOOR
                        SEATTLE, WASHINGTON  98101-3099
                                 (206) 583-8447
                           __________________________

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                           PROPOSED MAXIMUM      PROPOSED MAXIMUM
TITLE OF SECURITIES       AMOUNT TO BE    OFFERING PRICE PER    AGGREGATE OFFERING      AMOUNT OF
 TO BE REGISTERED         REGISTERED(1)        SHARE(2)               PRICE          REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
   Common Stock,
par value $0.1 per share    250,000            $4.125               $1,031,250            $312.50
=====================================================================================================

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $4.125, based on the average of the high sales price ($4.25) and the low sales price ($4.00) for the Registrant's common stock as reported on the Nasdaq National Market on May 29, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents are hereby incorporated by reference in this Registration Statement:

                 (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission (the "Commission") on March 31, 1997, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed;

                 (b) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996, filed with the Commission on April 30, 1997, and the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 17, 1997; and

                 (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on March 14, 1987, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation in a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise. Article IX of the Registrant's Bylaws provide for indemnification of its directors and officers to the full extent permitted by the DGCL.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Article X of the Registrant's Certificate of Incorporation provides that, to the fullest extent that the DGCL permits the limitation or elimination of the liability of directors, a director will not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

ITEM 8.  EXHIBITS

Exhibit Number                          Description
--------------      --------------------------------------------------------------------------
    5.1             Opinion of counsel regarding legality of the Common Stock being registered
    23.1            Consent of KPMG Peat Marwick LLP (see page II-5)
    23.2            Consent of counsel (included in Exhibit 5.1)
    24.1            Power of Attorney (see Signature Page)
    99.1            Lindal Cedar Homes, Inc. 1997 Stock Option Plan

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                 (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 29, 1997.

                                       LINDAL CEDAR HOMES, INC.

                                       By:        /s/ Robert W. Lindal
                                           -------------------------------------
                                                      Robert W. Lindal
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert W. Lindal and Douglas F. Lindal, or either of them, his attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on May 29, 1997 in the capacities indicated.

       SIGNATURE                                                TITLE
       ---------                                                -----
  /s/ Robert W. Lindal                           Chairman and Chief Executive Officer
--------------------------------                    (Principal Executive Officer)
   Robert W. Lindal                      (Acting Principal Financial and Accounting Officer)

  /s/ Sir Walter Lindal                                 Secretary and Director
--------------------------------
   Sir Walter Lindal

  /s/ Douglas F. Lindal                    President, Chief Operating Officer and Director
--------------------------------
   Douglas F. Lindal

  /s/ Martin J. Lindal                      Vice President Information Systems, Assistant
--------------------------------                       Secretary and Director
   Martin J. Lindal

  /s/ Everett G. Martin                Vice President Midwest and Eastern Canada and Director
--------------------------------
   Everett G. Martin

   /s/ Harry A. Pryde                                          Director
--------------------------------
    Harry A. Pryde

   /s/ Rick L. Stanley                                         Director
--------------------------------
    Rick L. Stanley

/s/ William M. Weisfield                                       Director
--------------------------------
 William M. Weisfield

  /s/ Charles R. Widman                                        Director
--------------------------------
   Charles R. Widman

                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Lindal Cedar Homes, Inc.

We consent to the use of our report incorporated herein by reference.



KPMG PEAT MARWICK LLP

Seattle, Washington
June 2, 1997

                               INDEX TO EXHIBITS

Exhibit Number                                  Description
--------------      --------------------------------------------------------------------------
     5.1            Opinion of counsel regarding legality of the Common Stock being registered
    23.1            Consent of KPMG Peat Marwick LLP (see page II-5)
    23.2            Consent of counsel (included in Exhibit 5.1)
    24.1            Power of Attorney (see Signature Page)
    99.1            Lindal Cedar Homes, Inc. 1997 Stock Option Plan